Exhibit 10.6
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 11th day of September, 2014, by and between Intrawest Resorts Holdings, Inc. (the “Corporation”) and Travis Mayer (the “Executive”).

WHEREAS, the Corporation and Executive entered into that certain Employment Agreement dated as of May 13, 2014 (the “Employment Agreement”); and

WHEREAS, the Corporation and Executive desire to amend the Employment Agreement with respect to the date on which Executive's annual performance-based cash bonus is calculated.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Executive agree as follows:

1.            Capitalized terms used but not defined in this Amendment shall have the same meaning as that set forth in the Employment Agreement.

2.            Section 4(b)(i) of the Employment Agreement is hereby amended to read as follows:

(i) The Executive shall be eligible to continue to participate in the annual performance-based cash bonus plan in effect for similarly situated employees of the Corporation, as may be amended by the Corporation in its sole discretion from time to time (the “Annual Incentive Plan”). The Executive's target annual bonus under the Annual Incentive Plan will be 75% of Executive's Base Salary, calculated based on Executive's weighted Base Salary during the fiscal year to which the Annual Bonus relates.   The Committee will review the Executive's bonus structure at least annually and may adjust such bonus structure in its sole discretion. Any amendment to the Annual Incentive Plan by the Corporation shall not impair or otherwise adversely affect any benefits of the Executive that vested before the amendment.

3.            To the extent that there is any conflict between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall control.  Except as provided herein, all terms and provisions of the Employment Agreement shall remain unmodified and shall be in effect in accordance with their terms.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

INTRAWEST RESORTS HOLDINGS, INC.

By:	/s/ William A. Jensen
William A. Jensen
Chief Executive Officer

EXECUTIVE:

/s/ Travis Mayer
Travis Mayer